                              SECURITY INCOME FUND
                                     CLASS S
                             DISTRIBUTION AGREEMENT

THIS AGREEMENT,  made as of this 21st day of July, 2000, between Security Income
Fund,  a Kansas  corporation  (hereinafter  referred to as the  "Company"),  and
Security  Distributors,  Inc., a Kansas corporation  (hereinafter referred to as the "Distributor").

                                   WITNESSETH:

WHEREAS,  the  Company  is  engaged  in  business  as  an  open-end,  management investment  company  registered under the federal Investment Company Act of 1940
(the "1940 Act");

WHEREAS, the Company issues its stock in several series; and

WHEREAS,  the  Distributor  is willing to act as principal  underwriter  for the
Company to offer for sale,  sell and deliver  after sale,  the Class S Shares of the Company's Capital Preservation,  High Yield and Diversified Income Series of
common  stock  (hereinafter  referred  to as  the  "Shares")  on the  terms  and conditions hereinafter set forth;

NOW,  THEREFORE,  in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

  1.  EMPLOYMENT OF  DISTRIBUTOR.  The Company hereby employs the Distributor to act as principal  underwriter  for the Company with respect to its Class S
      Shares and hereby agrees that during the term of this  Agreement,  and any renewal or extension thereof, or until any prior termination  thereof, the
      Distributor  shall  have the  exclusive  right  to  offer  for sale and to distribute any and all of the Class S Shares issued or to be issued by the
      Company.  The Distributor hereby accepts such employment and agrees to act as the  distributor  of the  Class S Shares  issued or to be issued by the
      Company  during the period this  Agreement is in effect and agrees  during such period to offer for sale such  Shares as long as such  Shares  remain available for sale,  unless the Distributor is unable legally to make such offer for sale as the result of any law or governmental regulation.

  2.  OFFERING PRICE AND COMMISSIONS. Prior to the issuance of any Shares by the
      Company  pursuant  to  any   subscription   tendered  by  or  through  the
      Distributor  and  confirmed  for sale to or through the  Distributor,  the
      Distributor  shall pay or cause to be paid to the custodian of the Company in cash, an amount equal to the net asset value of such Shares at the time of acceptance of each such subscription and confirmation by the Company of the sale of such  Shares.  All Shares  shall be sold to the public only at their  public  offering  price at the time of such sale,  and the  Company shall receive not less than the full net asset value thereof.

  3.  ALLOCATION OF EXPENSES AND CHARGES. During the period this Agreement is in effect,  the Company shall pay all costs and expenses in  connection  with the  registration  of Shares under the  Securities  Act of 1933 (the "1933
      Act"),  including  all expenses in  connection  with the  preparation  and printing of any  registration  statements and  prospectuses  necessary for registration  thereunder but excluding any  additional  costs and expenses incurred in furnishing the Distributor with prospectuses.

      The  Company  also  will pay all  costs,  expenses  and fees  incurred  in connection with the  qualification of the Shares under the applicable Blue
      Sky laws of the states in which the Shares are offered.

      During the period this Agreement is in effect, the Distributor will pay or reimburse the Company for:

      (a) All costs and  expenses of printing  and mailing  prospectuses  (other than to existing  shareholders) and  confirmations,  and all costs and expenses of  preparing,  printing  and mailing  advertising  material, sales literature, circulars, applications, and other materials used or to be used in  connection  with the  offering for sale and the sale of
          Shares; and

      (b) All clerical and  administrative  costs in processing the applications for and in connection with the sale of Shares.

      The Distributor agrees to submit to the Company for its prior approval all advertising material,  sales literature,  circulars and any other material which the Distributor  proposes to use in connection with the offering for sale of Shares.

  4.  REDEMPTION OF SHARES. The Distributor,  as agent of and for the account of the Fund,  may redeem  Shares of the Fund  offered for resale to it at the net asset value of such Shares (determined as provided in the then-current registration  statement  of the Fund)  and not in  excess of such  maximum amounts  as may be fixed  from  time to time by an  officer  of the  Fund.
      Whenever the officers of the Fund deem it advisable for the  protection of the shareholders of the Fund, they may suspend or cancel such authority.

  5.  SALES CHARGES. A contingent deferred sales charge shall be retained by the
      Distributor  from the net  asset  value of  Shares of the Fund that it has redeemed,  it being  understood that such amounts will not be in excess of that set forth in the  then-current  registration  statement  of the Fund.
      Furthermore, the Distributor may retain any amounts authorized for payment to it under the Fund's Distribution Plan.

  6.  DISTRIBUTOR MAY ACT AS BROKER AND RECEIVE COMMISSIONS. Notwithstanding any
      other  provisions of this Agreement,  it is understood and agreed that the
      Distributor may act as a broker, on behalf of the Company, in the purchase and sale of  securities  not effected on a securities  exchange,  provided that any such transactions and any commission paid in connection therewith shall comply in every respect with the requirements of the 1940 Act and in particular with Section 17(e) of that Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

  7.  AGREEMENTS  SUBJECT TO APPLICABLE LAW AND REGULATIONS.  The parties hereto agree that all  provisions of this  Agreement  will be performed in strict accordance  with the  requirements  of:  the 1940 Act,  the 1933 Act,  the
      Securities  Exchange  Act  of  1934,  the  rules  and  regulations  of the
      Securities and Exchange  Commission  under said  statutes,  all applicable state Blue Sky laws and the rules and regulations thereunder, the rules of the National  Association  of  Securities  Dealers,  Inc.,  and, in strict accordance  with,  the  provisions  of the Articles of  Incorporation  and
      Bylaws of the Company.

  8.  DURATION  AND  TERMINATION  OF  AGREEMENT.  This  Agreement  shall  become effective at the date and time that the Company's  prospectus,  reflecting the  underwriting  arrangements  provided by this Agreement,  shall become effective  under the 1933 Act, and shall,  unless  terminated  as provided herein,  continue in force for two years from that date,  and from year to year  thereafter,  provided that such continuance for each successive year is specifically  approved in advance at least annually by either the Board of  Directors or by the vote of a majority (as defined in the 1940 Act) of the outstanding  voting securities of the Class S shares of the Company or a Series as applicable  and, in either event, by the vote of a majority of the  directors  of the Company who are not  parties to this  Agreement  or interested  persons of any such party,  cast in person at a meeting called for the purpose of voting  upon such  approval.  As used in the  preceding sentence,  the words "interested persons" shall have the meaning set forth in Section 2(a)(19) of the 1940 Act.

      This  Agreement  may be  terminated at any time without the payment of any penalty by the Company by giving the Distributor at least sixty (60) days'
      previous written notice of such intention to terminate. This Agreement may be  terminated  by the  Distributor  at any time by giving the  Company at least  sixty (60)  days'  previous  written  notice of such  intention  to terminate.

      This  Agreement  shall  terminate   automatically  in  the  event  of  its
      assignment. As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

  9.  CONSTRUCTION  OF AGREEMENT.  No provision of this Agreement is intended to or shall be construed as protecting the Distributor  against any liability to  the  Company  or to  the  Company's  security  holders  to  which  the
      Distributor  would otherwise be subject by reason of willful  misfeasance, bad faith or gross  negligence in the performance of its duties under this
      Agreement.

      Terms or words used in the Agreement,  which also occur in the Articles of
      Incorporation or Bylaws of the Company, shall have the same meaning herein as given to such terms or words in the Articles of Incorporation or Bylaws of the Company.

  10. DISTRIBUTOR AN INDEPENDENT CONTRACTOR.  The Distributor shall be deemed to be  an  independent  contractor  and,  except  as  expressly  provided  or authorized by the Company, shall have no authority to act for or represent the Company.

  11. NOTICE.  Any notice  required or permitted to be given hereunder to either of the  parties  hereto  shall be deemed  to have been  given if mailed by certified mail in a postage-prepaid  envelope  addressed to the respective party as  follows,  unless any such  party has  notified  the other  party hereto that notices thereafter  intended for such party shall be mailed to some other address,  in which event notices  thereafter shall be addressed to such party at the address designated in such request:

                         Security Income Fund
                         Security Benefit Group Building
                         700 Harrison
                         Topeka, Kansas  66636-0001

                         Security Distributors, Inc.
                         Security Benefit Group Building
                         700 Harrison
                         Topeka, Kansas  66636-0001

  12. AMENDMENT OF AGREEMENT.  No amendment to this Agreement shall be effective until  approved by (a) a majority of the Board of Directors of the Company and a majority of the directors of the Company who are not parties to this
      Agreement or  affiliated  persons of any such party,  or (b) a vote of the holders of a majority of the outstanding  voting securities of the Class S shares of the Company or a Series as applicable.

IN WITNESS  WHEREOF,  the parties have caused this Agreement to be duly executed by their respective corporate officers thereto duly authorized on the day, month and year first above written.

SECURITY INCOME FUND

BY:    JAMES R. SCHMANK
       -----------------------------------------------
       James R. Schmank, President

ATTEST:

AMY J. LEE
------------------------------------------------------
Amy J. Lee, Secretary

SECURITY DISTRIBUTORS, INC.

BY:    GREGORY J. GARVIN
       -----------------------------------------------
       Gregory J. Garvin, President

ATTEST:

AMY J. LEE
------------------------------------------------------
Amy J. Lee, Secretary